UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 7, 2018

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211

(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, Coca-Cola Bottling Co. Consolidated (the “Company”) announced that on September 6, 2018, the Executive Committee of the Company’s Board of Directors (the “Board”) elected Scott Anthony to be the Company’s Executive Vice President, Chief Financial Officer, effective December 31, 2018 upon the previously announced succession of Mr. David Katz, the Company’s current Executive Vice President and Chief Financial Officer, to the position of President and Chief Operating Officer. Mr. Anthony is expected to join the Company on November 30, 2018 and will serve as the Company’s Senior Vice President, Treasurer until he assumes the role of the Company’s Executive Vice President, Chief Financial Officer. A copy of the Company’s news release announcing Mr. Anthony’s election is attached as Exhibit 99.1.

Mr. Anthony, age 55, currently serves as Executive Vice President, Chief Financial Officer of Ventura Foods, LLC, a privately-held food solutions company, a position he has held since April 2011. Prior to joining Ventura Foods, LLC, Mr. Anthony served in a variety of roles over a 21-year career with Coca-Cola Enterprises, Inc. (“CCE”), including Vice President, Chief Financial Officer of CCE’s North America division; Vice President, Investor Relations & Planning; and Director, Acquisitions & Investor Relations.

In connection with Mr. Anthony’s election, he will (i) receive an annual base salary of $525,000, effective as of November 30, 2018, a bonus of $75,000 upon commencement of employment with the Company and an additional $75,000 bonus after six months of employment with the Company, (ii) be eligible to participate in the Company’s Annual Bonus Plan beginning in 2019, with a target bonus award of 60% of his base salary for 2019, and will be recommended for participation in the Company’s Long-Term Performance Plan for the 2019 – 2021 performance period, subject to the approval of the Compensation Committee of the Board in March 2019, with a recommended target award of 60% of his base salary, (iii) be eligible to participate in the Company’s Supplemental Savings Incentive Plan, including with a fixed annual discretionary award of $100,000 made under the plan for the years 2019 – 2023, subject to his continued employment with the Company, and (iv) receive certain relocation assistance benefits for his relocation from California to the Charlotte, North Carolina area.

Mr. Anthony has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Anthony and any other persons pursuant to which he was selected as the Company’s Senior Vice President, Treasurer or Executive Vice President, Chief Financial Officer, and there have been no transactions involving the Company and Mr. Anthony that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To

99.1	News Release, dated September 7, 2018.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: September 7, 2018	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary